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                                                                   Exhibit 10.25

                             STOCKHOLDERS' AGREEMENT

            This STOCKHOLDERS' AGREEMENT ("Agreement"), dated as of June 30, 1999, is by and among Avis Rent A Car, Inc., a Delaware corporation ("Acquiror"), Avis Fleet Leasing and Management Corporation, a Texas corporation and a wholly owned subsidiary of Acquiror (the "Company") and PHH Corporation, a Maryland corporation ("Parent").

                               W I T N E S S E T H

            WHEREAS, Acquiror, the Company, Parent and PHH Holdings Corporation, a Texas corporation and a wholly owned subsidiary of Parent ("Holdings"), are parties to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of May 22, 1999, as amended by the Amend ment to the Agreement and Plan of Merger and Reorganization, dated as of June 30, 1999, providing for the merger of the Company and Holdings (the "Merger") pursuant to the Texas Business Corporation Act (the "TBCA"), on the terms and subject to the conditions set forth therein; and

            WHEREAS, upon consummation of the Merger, Parent is acquiring 7,200,000 shares of the Series A Cumulative Participating Redeemable Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company, which shares constitute 100% of the issued and outstanding shares of Series A Preferred Stock; and

            WHEREAS, the powers, preferences, rights and limitations of the Series A Preferred Stock are set forth in the Certificate of Designations of the Powers, Preferences and Special Rights of the Series A Preferred Stock (the "Series A Certificate") filed with the Secretary of State of the State of Texas on June 29, 1999 (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Series A Certificate); and

            WHEREAS, certain dividends on the Series A Preferred Stock are payable in shares of Series B Cumulative PIK Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), of the Company; and

            WHEREAS, the powers, preferences, rights and limitations of the Series B Preferred Stock are set forth in the Certificate of Designations of the Powers, Preferences and Special Rights of the Series B Preferred Stock (the "Series B Certificate," and together with the Series A Certificate, the "Certificates") filed with the Secretary of State of the State of Texas on June 29, 1999; and

            WHEREAS, shares of Series A Preferred Stock and Series B Preferred Stock are convertible into shares of Acquiror Common Stock (as hereinafter defined) pursuant to the terms of their respective Certificates; and

            WHEREAS, as a condition to closing under the Merger Agreement, the Company, Acquiror and Parent are entering into this Agreement to govern certain rights and obligations of
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the parties relating to the Shares (as hereinafter defined), all in accordance with the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                               Certain Definitions

            For purposes of this Agreement, the following terms shall have the following meanings:

            (a) The term "Acquiror Common Stock" shall mean the common stock, par value $0.01 per share, of Acquiror and any other common stock of Acquiror issued upon recapitalization or reclassification of, or exchange for, the Acquiror Common Stock.

            (b) The term "Class B Common Stock" shall mean the non-voting class B common stock, par value $0.01 per share, of Acquiror to be issued upon conversion of the Shares, subject to the Class B Shareholder Approval (as defined in Section 2.04(b) hereof).

            (c) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

            (d) The term "Shares" shall mean the 7,200,000 shares of Series A Preferred Stock acquired by Parent upon consummation of the Merger on the date hereof, and any shares of Series A Preferred Stock or Series B Preferred Stock acquired by Parent after the date of this Agreement.

            (e) The term "Transfer" shall mean any voluntary or involuntary sale, assignment, transfer, pledge or other disposal of any Shares.

                                   ARTICLE II

            Representations and Warranties and Covenants of Acquiror

            Section 2.01 Common Equity and Paid In Capital. Acquiror hereby represents and warrants to Parent that, as of the date hereof, Acquiror has caused the Company to have an aggregate of not less than $360,000,001 of common equity and paid-in capital.

            Section 2.02 Authorization of Acquiror Common Stock. The shares of Acquiror Common Stock to be issued upon exchange of shares of Class B Common Stock have been duly authorized and, upon such exchange, such shares of Acquiror Common Stock will be validly issued, fully paid and nonassessable, free of preemptive rights, with no personal liability attaching to the ownership thereof. The transactions contemplated by the Merger Agreement, which include the issuance of shares of the Class B Common Stock upon the conversion of the Shares, have been duly authorized by the board of directors of Acquiror and, upon such conversion,


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subject to receipt of the Class B Stockholder Approval (as hereinafter defined), such shares of Class B Common Stock will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights, with no personal liability attaching to the ownership thereof.

            Section 2.03 Covenants Regarding Capital.

            (a) Acquiror covenants to Parent that Acquiror shall at all times prior to the second anniversary of the date hereof cause the Company to have an aggregate of not less than $360,000,001 of common equity and paid-in capital.

            (b) Until the second anniversary of the date of this Agreement, Acquiror shall cause the Company to deliver to Parent (i) as soon as practicable after the end of each fiscal year of the Company, but in no event later than 90 days thereafter, an unaudited balance sheet of the Company as of the end of the fiscal year then ended, and (ii) as soon as practicable after the end of each quarterly period of each fiscal year of the Company, but in no event later than 45 days thereafter, an unaudited balance sheet of the Company as of the end of the quarterly period then ended, in each case, accompanied by a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to Parent, certifying that Acquiror is in compliance with the requirement set forth in the immediately preceding sentence.

            Section 2.04 Covenants Regarding Conversion, Exchange and Registration Rights.

            (a) Acquiror covenants to Parent that Acquiror shall honor and comply with the provisions of each of the Certificates with respect to, and take any actions necessary to effectuate, (i) the conversion of the Shares into Class B Common Stock and (ii) the exchange of the Class B Common Stock into Acquiror Common Stock, in each case, in accordance with the terms of the applicable Certificate.

            (b) In furtherance of the foregoing, Acquiror shall take all actions required to (i) authorize the creation of the Class B Common Stock and amend its Amended and Restated Certificate of Incorporation (the "Charter") in the manner set forth in Exhibit A hereto, including, without limitation, obtaining any approval of such actions by Acquiror's stockholders as may be required under the Charter and the Delaware General Corporate Law (the "Class B Stockholder Approval") and (ii) obtain approval of Acquiror's stockholders to the issuance of Acquiror Common Stock and Class B Common Stock to Parent or an affiliate thereof, pursuant to the New York Stock Exchange Shareholder Approval Policy (the "NYSE Approval"). In furtherance of the foregoing, Acquiror shall, in connection with its 2000 annual meeting of stockholders (which shall be held no later than June 30, 2000), solicit proxies with respect thereto, and include therein proposals to obtain the NYSE Approval and the Class B Stockholder Approval, and shall recommend approval of such proposals to Acquiror's stockholders.

            (c) Acquiror has duly authorized and reserved for issuance the shares of Acquiror Common Stock issuable upon exchange of the Class B Common Stock; and Acquiror covenants to Parent that such shares of Acquiror Common Stock shall remain duly authorized and


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reserved for issuance at all times during which such shares could be issued under the terms of the Class B Common Stock.

            (d) In the event that the Shares are to be automatically converted into shares of Class B Common Stock pursuant to the terms of the respective Certificates and the provisions of the Certificates providing for such automatic conversion are unenforceable against the Company for any reason, Acquiror agrees to take all actions necessary to cause all outstanding Shares to be exchanged for the number of shares of Class B Common Stock into which such Shares would have been converted pursuant to the terms of the Certificates had such automatic provisions been enforceable against the Company.

            (e) Acquiror covenants not to effect any Transaction (as defined in the Certificates) unless, prior to, or at the time of, the consummation thereof, the successor corporation (if other than Acquiror) shall assume, by written instrument mailed to each record holder of Shares at the addresses of each as shown on the books of the Company maintained by the Secretary of the Company, the obligation to deliver to such holder such cash and such securities to which, in accordance with the provisions set forth in Section 7 of the applicable Certificate, such holder is entitled, and such successor entity shall have mailed to each record holder of Shares at the addresses of each as shown on the books of the Company maintained by the Secretary of the Company, an opinion of outside counsel for such successor entity stating that such assumption agreement is a valid, binding and enforceable agreement of such successor entity (subject to customary exceptions).

                                   ARTICLE III

                               Covenants of Parent

            Section 3.01 Covenant Regarding Voting Shares of Acquiror Common Stock. Parent covenants that it shall cause Cendant Car Rental, Inc. (or any transferee of the shares of Acquiror Common Stock held by Cendant Car Rental, Inc.) to vote all shares of Acquiror Common Stock held by it in favor of the NYSE Approval and the Class B Shareholder Approval.

            Section 3.02 Covenant Regarding Sales of the Series A Preferred Stock. Parent covenants that it shall provide Acquiror with not less than 10 days' prior written notice of any proposed sale, in a single transaction or a series of related transactions, by Parent or its affiliates of all or substantially all of the shares of (a) Series A Preferred Stock and (b) Class B Common Stock that were issued upon the conversion of the Series A Preferred Stock, that are beneficially owned collectively by Parent and its affiliates.

                                   ARTICLE IV

                                  Miscellaneous

            Section 4.01 Legends. Parent agrees that substantially the following legend shall be placed on the certificates representing any Shares owned by it:


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      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS' AGREEMENT DATED AS OF JUNE 30, 1999, A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF AVIS FLEET LEASING AND MANAGEMENT CORPORATION AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN RE QUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

From and after the date of this Agreement, any reference in any legend on any certificate representing any Shares to the Stockholders' Agreement shall be deemed for all purposes to refer to this Agreement.

            Section 4.02 Specific Performance. Each of Parent, the Company and Acquiror acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. Each of Parent, the Company and Acquiror hereby agrees that in addition to any other remedy to which they may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

            Section 4.03 Heading. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

            Section 4.04 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

            Section 4.05 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.


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            If to Acquiror or the Company, to:
            Avis Rent A Car, Inc.
            900 Old Country Road
            Garden City, New York  11530
            Telecopy:  (516) 222-6922
            Attention: Karen Sclafani, Esq.

            with a copy to:

            White & Case LLP
            1155 Avenue of the Americas
            New York, New York  10036
            Telecopy:  (212) 354-8113
            Attention: Sean Geary, Esq.

            If to Parent, to:

            PHH Corporation
            c/o Cendant Corporation
            9 West 57th Street
            37th Floor
            New York, NY  10019
            Facsimile: (212) 413-1922
            Attention: General Counsel

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            One Rodney Square
            Wilmington, Delaware  19801
            Facsimile: (302) 651-3001
            Attention: Patricia Moran Chuff, Esquire

            Section 4.06 Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER; ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK, NEW YORK AND THE ORDER OF SUCH ARBITRATORS SHALL BE FINAL AND BINDING ON ALL PARTIES HERETO AND MAY BE ENTERED AS A JUDGMENT IN A COURT HAVING JURISDICTION OVER THE PARTIES.

            Section 4.07 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or


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enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            Section 4.08 Successors; Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors and assigns, including, without limitation, any Person to which Parent shall Transfer the Shares or the shares of Class B Common Stock issued upon conversion of the Shares.

            Section 4.09 Amendments. This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by Acquiror and Parent.

            Section 4.10 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

            Section 4.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

            Section 4.12 Termination. Unless earlier terminated, this Agreement shall terminate on the earliest of: (a) the date upon which all of the Shares are redeemed by the Company; and (b) the tenth anniversary of the date hereof, provided that Section 3.02 shall continue in effect so long as Parent and/or any affiliate of Parent beneficially owns Shares or shares of Class B Common Stock issued upon the conversion of the Shares.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Agreement as of the date first above written.


                                    AVIS FLEET LEASING AND

                                             MANAGEMENT CORPORATION

                                    By:_____________________________
                                       Name:
                                       Title:

                                    AVIS RENT A CAR, INC.

                                    By:______________________________
                                       Name:
                                       Title:

                                    PHH CORPORATION

                                    By:______________________________
                                       Name:
                                       Title:


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